CUSIP No. 29385B109	13D	Page 78 of 100

Exhibit 99.3

FORM OF POWER OF ATTORNEY

POWER OF ATTORNEY

The undersigned,                              [insert full legal name of Shareholder] (the “Shareholder”), does hereby appoint Astrid Zimmer, Corporate Secretary of Blue Ant Media Inc., or her designee (“Blue Ant”), as my true and lawful attorney-in-fact (the “Attorney-in-Fact”), with full power of substitution and resubstitution, to have full power and authority to act in the undersigned’s name, place and stead and on the undersigned’s behalf to:

1)

execute and deliver for and on behalf of the undersigned to file reports, schedules, or other filings with respect to the reporting of ownership of or transactions in securities of Enthusiast Gaming Holdings Inc. (the “Company”) required to be made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder, including without limitation, Schedules 13D and 13G, and any amendments, corrections, supplements or other changes thereto;

2)

do and perform any and all acts for and on behalf of the undersigned that such Attorney-in-Fact (in his or her sole discretion) determines may be necessary or desirable to complete and execute any such reports, schedules or other filings and timely file same with the United States Securities and Exchange Commission and any stock exchange or other authority; and

3)

take any other action of any type whatsoever in connection with the foregoing which, in the sole opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such Attorney-in-Fact on behalf of me pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-Fact may approve in his or her sole discretion.

The undersigned hereby ratifies and confirms all that the Attorney-in-Fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the Attorney-in-Fact, in serving in such capacity at the undersigned’s request, is not assuming, nor is Blue Ant assuming, any of my responsibilities to comply with the requirements of the Exchange Act or any liability for the undersigned’s failure to comply with such requirements. The undersigned further acknowledges that this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act or the Securities Act of 1933, as amended.

CUSIP No. 29385B109	13D	Page 79 of 100

This Power of Attorney shall remain in full force and effect until the undersigned is no longer subject to Section 13 of the Exchange Act with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney does not revoke any prior powers of attorney executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent powers of attorney executed by the undersigned.

CUSIP No. 29385B109	13D	Page 80 of 100

IN WITNESS WHEREOF) the undersigned has executed this Power of Attorney as of                2021.

SHAREHOLDER

By:

Name:

Title: